Exhibit 5.1

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

August 10, 2004

Kanbay International, Inc.
6400 Shafer Court
Suite 100
Rosemont, Illinois 60018

Ladies and Gentlemen:

        We have acted as special counsel for Kanbay International, Inc., a Delaware corporation (the "Company"), in connection with the Form S-8 Registration Statement (the "Registration Statement") relating to the registration of (i) 9,011,405 shares (the "Incentive Plan Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), issuable pursuant to the terms and in the manner set forth in the Kanbay International, Inc. Stock Incentive Plan (the "Incentive Plan") and (ii) 1,429,059 shares (the "Option Plan Shares" and, together with the Incentive Plan Shares, the "Shares") of Common Stock issuable pursuant to the terms and in the manner set forth in the Kanbay International 1998 Non-Qualified Option Plan (the "1998 Plan" and, together with the Incentive Plan, the "Plans").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the "Commission") under the Act; (ii) the certificate of incorporation of the Company, as currently in effect; (iii) the bylaws of the Company, as currently in effect; (iv) the Plans; (v) resolutions of the board of directors of the Company relating to, among other things, the approval of the Plans and the filing of the Registration Statement; and (vi) resolutions of the stockholders of the Company relating to, among other things, the approval of the Incentive Plan. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the Company's board of directors, or a duly authorized committee thereof, will have approved the issuance of each option or other award relating to the Shares in accordance with the terms of the respective Plan prior to the issuance thereof.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on the part of the Company and, when issued pursuant to the terms and in the manner set forth in the Plans, including, if applicable, upon payment of the specified exercise price therefor, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unreserved and unissued, will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Winston & Strawn LLP
Winston & Strawn LLP